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LIST OF SUBSIDIARY COMPANIES                                          EXHIBIT 21

DJS Marketing Group, Inc.
Albany, NY

Authentidate, Inc.
Schenectady, New York

Authentigraph.com, Inc.
Uniondale, New York

Authentidate International, AG
Ratingen, Germany